Exhibit 99.2

AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, on December , 2018. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to submit your voting instructions. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, on December , 2018. Have your proxy card in hand when you call and then follow the instructions. If the meeting is postponed or adjourned, the above times will be extended to 11:59 p.m., Eastern time, on the day before the reconvened meeting. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Select Income REIT, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Select Income REIT in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by email or over the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. SELECT INCOME REIT C/O BROADRIDGE FINANCIAL SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E52265-S77190 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SELECT INCOME REIT For Against Abstain ! ! ! 1. Approval of the merger, or the Merger, of Select Income REIT with and into GOV MS REIT, a Maryland real estate investment trust that is a wholly owned subsidiary of Government Properties Income Trust, with GOV MS REIT as the surviving entity in the Merger, pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of September 14, 2018, as it may be amended from time to time, or the Merger Agreement, by and among Government Properties Income Trust, GOV MS REIT and Select Income REIT and the other transactions contemplated by the Merger Agreement to which Select Income REIT is a party. Approval of the adjournment of the special meeting of shareholders of Select Income REIT from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Merger and the other transactions contemplated by the Merger Agreement to which Select Income REIT is a party if there are insufficient votes at the time of such adjournment to approve such proposal. ! ! ! 2. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED HEREBY TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. ! For address changes, please check this box and write them on the back where indicated. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person indicating title.) Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date The Board of Trustees Recommends a Vote FOR Proposals 1 and 2.

SELECT INCOME REIT SPECIAL MEETING OF SHAREHOLDERS December , 2018, , local time Two Newton Place, 255 Washington Street, Suite 100 Newton, Massachusetts 02458 Upon arrival, please present photo identification at the registration desk. This special meeting of shareholders of Select Income REIT will address the following items of business: 1. Approval of the merger, or the Merger, of Select Income REIT with and into GOV MS REIT, a Maryland real estate investment trust that is a wholly owned subsidiary of Government Properties Income Trust, with GOV MS REIT as the surviving entity in the Merger, pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of September 14, 2018, as it may be amended from time to time, or the Merger Agreement, by and among Government Properties Income Trust, GOV MS REIT and Select Income REIT and the other transactions contemplated by the Merger Agreement to which Select Income REIT is a party; and 2. Approval of the adjour nment of the special meeting of shareholders of Select Income REIT from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Merger and the other transactions contemplated by the Merger Agreement to which Select Income REIT is a party if there are insufficient votes at the time of such adjournment to approve such proposal. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. E52266-S77190 SELECT INCOME REIT Two Newton Place, 255 Washington Street, Suite 300 Newton, MA 02458 Proxy Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for this special meeting of shareholders of Select Income REIT (the "Company"), including the Company's joint proxy statement/prospectus, are available on the internet. To view the proxy materials or authorize a proxy online or by telephone, please follow the instructions on the reverse side hereof. This proxy is solicited on behalf of the Board of Trustees of Select Income REIT. The undersigned shareholder of the Company hereby appoints Jennifer B. Clark and Adam D. Portnoy, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend this special meeting of shareholders of the Company to be held at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 on December , 2018, at , local time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the joint proxy statement/prospectus, which includes the notice of this special meeting of shareholders, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the special meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR PROPOSALS 1 AND 2. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. See reverse for instructions on how to authorize a proxy. (If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.) Address Changes/Comments: